Exhibit 99.1

CorMedix Inc. Reports First Quarter 2025 Financial Results and Provides Business Update

‒ Q1 2025 Net Revenue of $39.1mm; Adjusted EBITDA of $23.6mm ‒

Conference Call Scheduled for Today at 8:30 a.m. Eastern Time

Berkeley Heights, NJ – May 6, 2025 – CorMedix Inc. (Nasdaq: CRMD), a biopharmaceutical company focused on developing and commercializing therapeutic products for life-threatening diseases and conditions, today announced financial results for the first quarter ended March 31, 2025 and provided an update on its business.

Recent Corporate Highlights:

●	CorMedix announces net sales of $39.1 million for the first quarter of 2025, largely driven by successful implementation by its outpatient dialysis customers. The Company’s first quarter of 2025 was profitable and cash flow positive, with net income of $20.6 million, adjusted EBITDA of $23.6 million, and cash from operations of $19.7 million.

●	The Company’s dedicated inpatient sales team is now fully staffed, trained, and operational in the field. DefenCath inpatient institutional shipments have doubled over the past three months and the Company anticipates continued inpatient growth throughout 2025.

●	CorMedix commenced its Phase 3 study for the reduction of Central Line Associated Blood Stream Infections (CLABSIs) in adult patients receiving Total Parenteral Nutrition (TPN) through a central venous catheter. The first site is operational and actively screening patients.

●	CorMedix expects to be at the high-end of the previously announced first half net sales guidance of $62 million to $70 million, based on latest order trends and inventory tracking with current purchasing customers.

●	Cash and short-term investments, excluding restricted cash, at March 31, 2025 amounted to $77.5 million.

First Quarter 2025 Financial Highlights

For the first quarter of 2025, CorMedix recorded $39.1 million in net revenue from sales of DefenCath, and recorded net income of $20.6 million, or $0.32 per share, compared with a net loss of $14.5 million, or $0.25 per share, in the first quarter of 2024. The net income was driven primarily by net sales of DefenCath in the period.

Operating expenses in the first quarter of 2025 were $17.4 million, compared with $15.9 million in the first quarter of 2024, an increase of approximately 9%.  The increase was driven by higher research and development (R&D) expenses of $3.2 million, compared with $0.8 million for the same period in 2024. The increase in R&D was primarily due to the increase in personnel and clinical trial services in support of the ongoing clinical programs.

General and administrative expenses increased approximately 11% to $9.7 million in first quarter of 2025, driven primarily by non-cash charges for stock-based compensation. Selling and marketing expense decreased approximately 29% to $4.5 million in first quarter of 2025. This decrease is considered temporary due to the timing of onboarding the outsourced sales force during first quarter. The Company expects these costs to be normalized for the second quarter of 2025 and to be more closely in-line with the comparison period.

The Company reported cash and short-term investments of $77.5 million at March 31, 2025, excluding restricted cash. The Company believes that it has sufficient resources to fund operations for at least twelve months from the issuance of the Company’s Quarterly Report on Form 10-Q.

Conference Call Information

The management team of CorMedix will host a conference call and webcast today, May 6, 2025, at 8:30AM Eastern Time, to discuss recent corporate developments and financial results. Call details and dial-in information are as follows:

Tuesday, May 6th @ 8:30am ET

Domestic:	1-844-676-2922
International:	1-412-634-6840
Conference ID:	10198548
Webcast:	Webcast Link

About CorMedix

CorMedix Inc. is a biopharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of life-threatening conditions and diseases. The Company is focused on commercializing its lead product DefenCath® (taurolidine and heparin) which was approved by the FDA on November 15, 2023. CorMedix commercially launched DefenCath in inpatient settings in April 2024 and in outpatient settings in July 2024. CorMedix is commencing clinical studies in adult Total Parenteral Nutrition (TPN) patients and pediatric hemodialysis (HD) patient populations in 2025 and also intends to develop DefenCath as a catheter lock solution for use in other therapeutic areas. For more information visit: www.cormedix.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or CorMedix’s prospects should be considered forward-looking statements. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, and readers are directed to the Risk Factors identified in CorMedix’s filings with the SEC, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from CorMedix. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and such forward-looking statements speak only as of the date of this press release. Investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP. Management uses these non-GAAP measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company’s operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance.

The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operations and trends while viewing the information through the eyes of management.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to any measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.

Investor Contact:

Dan Ferry
Managing Director
LifeSci Advisors

daniel@lifesciadvisors.com
(617) 430-7576

CorMedix Inc. and SubsidiarIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

(Unaudited)

	For the Three Months Ended March 31,
	2025	2024
Revenue
Net sales	$39,081,657	$-
Cost of revenues	(1,596,715)	(818,539)
Gross income (loss)	37,484,942	(818,539)
Operating Expenses
Research and development	(3,192,440)	(837,445)
Selling and marketing	(4,473,840)	(6,337,219)
General and administrative	(9,693,382)	(8,711,033)
Total operating expenses	(17,359,662)	(15,885,697)
Income (Loss) from Operations	20,125,280	(16,704,236)
Other Income (Expense)
Total other income	518,618	843,343
Net Income (Loss) Before Income Taxes	20,643,898	(15,860,893)
Tax benefit	-	1,394,770
Net Income (Loss)	20,643,898	(14,466,123)
Other Comprehensive Income (Loss)
Total other comprehensive loss	(6,090)	(10,647)
Other Comprehensive Income (Loss)	$20,637,808	$(14,476,770)
Net Income (Loss) Per Common Share – Basic	$0.32	$(0.25)
Net Income (Loss) Per Common Share – Diluted	$0.30	$(0.25)
Weighted Average Common Shares Outstanding – Basic	65,244,341	57,503,154
Weighted Average Common Shares Outstanding – Diluted	68,975,418	57,503,154

CORMEDIX INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET DATA

	March 31,	December 31,
	2025	2024
	(Unaudited)	(Audited)
ASSETS
Cash, cash equivalents and restricted cash	$66,390,985	$40,756,138
Short-term investments	$11,216,989	$11,036,857
Total Assets	$149,582,766	$118,845,673

Total Liabilities	$34,694,718	$34,188,723
Accumulated deficit	$(318,986,135)	$(339,630,033)
Total Stockholders’ Equity	$114,888,048	$84,656,950

CORMEDIX INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended March 31,
	2025	2024

Cash Flows from Operating Activities:
Net income (loss)	$20,643,898	$(14,466,123)
Net cash provided by (used in) operating activities	19,736,503	(17,310,294)
Cash Flows Used in Investing Activities:
Net cash (used in) provided by investing activities	(194,820)	8,944,932
Cash Flows from Financing Activities:
Net cash provided by (used in) financing activities	6,092,935	(97,118)
Net Increase (Decrease) in Cash and Cash Equivalents	25,634,847	(8,463,285)
Cash and Cash Equivalents and Restricted Cash - Beginning of Period	40,756,138	43,823,192
Cash and Cash Equivalents and Restricted Cash - End of Period	$66,390,985	$35,359,907

CORMEDIX INC. AND SUBSIDIARIES

Non-GAAP Reconciliations

(Unaudited)

Three Months Ended March 31, 2025
Net income (loss)	$20,643,898
Adjusted to add (deduct):
Interest expense (income), net	(556,790)
Provision for (benefit from) income taxes	-
Depreciation and amortization	161,942
EBITDA (Non-GAAP)	$20,249,050
Adjusted to add (deduct):
Stock-based compensation expense	3,500,355
Restructuring expense	(145,976)
Adjusted EBITDA (Non-GAAP)	$23,603,429